Exhibit 99.1

NEWS RELEASE

Rockwood Holdings Reports Fourth Quarter and Full Year 2012 Results

2012 Highlights

•                  Adjusted EPS from continuing operations - $0.47 versus $0.91 for the quarter and $3.89 versus $4.02 for the full year

•                  Adjusted EBITDA - $141 million versus $196 million for the quarter and $779 million versus $863 million for the full year

Princeton, New Jersey; February 19, 2013 — Rockwood Holdings, Inc. (NYSE: ROC) today reported net income from continuing operations of $21.2 million, or $0.26 per share for the fourth quarter of 2012, which included other net charges of $16.8 million, as compared to $63.0 million, or $0.79 per share for the same period in the prior year, which included other net charges of $9.7 million.

Excluding these other net charges, adjusted net income from continuing operations was $38.0 million, or $0.47 per share, in the fourth quarter of 2012 compared to $72.7 million, or $0.91 per share, for the same period in the prior year.

For the full year, reported net income from continuing operations was $383.5 million, or $4.80 per share, which included other net benefits of $72.5 million, as compared to $291.1 million, or $3.64 per share for the prior year, which included other net charges of $30.1 million. Reported net income for the full year of 2012 was favorably impacted by an income tax benefit related to the reversal of a majority of our federal valuation allowance.

Excluding these items, adjusted net income from continuing operations was $311.0 million, or $3.89 per share in 2012, versus $321.2 million, or $4.02 per share in 2011. Year on year performance was down on weak results from Titanium Dioxide Pigments, and to a lesser extent, Performance Additives, which was partially offset by improved results from Lithium, Surface Treatment and our Advanced Ceramics medical business.

Seifi Ghasemi, Chairman and Chief Executive Officer, commented, “Our two core businesses, Lithium and Surface Treatment, as well as Advanced Ceramics, had a satisfactory performance in the fourth quarter, each with higher Adjusted EBITDA versus last year. The results for our Performance Additives segment were negatively impacted by lower oil and natural gas drilling activity in North America. Our TiO2 business did not perform well due to lower prices and higher raw material costs. As a result of our continued focus on cash, we generated $87 million of free cash in the fourth quarter and nearly $170 million in the second half of 2012.”

Business Segment Review

Fourth quarter and full-year net sales and Adjusted EBITDA results, as compared with the same period a year ago, are summarized below:

Table 1: Net Sales

			% Change				% Change
				Constant				Constant
($ in millions)	Q4 2012	Q4 2011	Total	Currency (a)	FY 2012	FY 2011	Total	Currency (a)
Lithium	$119.1	$104.6	13.9%	15.9%	$474.4	$456.5	3.9%	7.5%
Surface Treatment	175.5	180.7	(2.9)%	(1.3)%	723.2	743.2	(2.7)%	2.6%
Performance Additives	151.4	169.7	(10.8)%	(10.3)%	731.5	784.4	(6.7)%	(4.7)%
Titanium Dioxide Pigments	223.0	195.0	14.4%	19.2%	889.4	930.4	(4.4)%	3.5%
Advanced Ceramics	129.0	129.8	(0.6)%	2.7%	546.7	585.1	(6.6)%	0.3%
Corporate and other	31.0	34.6	(10.4)%	(6.4)%	141.7	169.7	(16.5)%	(9.5)%
Total	$829.0	$814.4	1.8%	4.4%	$3,506.9	$3,669.3	(4.4)%	1.0%

Table 2: Adjusted EBITDA

			% Change				% Change
				Constant				Constant
($ in millions)	Q4 2012	Q4 2011	Total	Currency (a)	FY 2012	FY 2011	Total	Currency (a)
Lithium	$44.0	$40.3	9.2%	10.4%	$181.9	$170.2	6.9%	10.0%
Surface Treatment	38.6	36.0	7.2%	8.1%	155.2	151.0	2.8%	7.5%
Performance Additives	17.0	26.6	(36.1)%	(35.7)%	124.0	144.0	(13.9)%	(11.7)%
Titanium Dioxide Pigments	6.7	64.5	(89.6)%	(89.3)%	164.7	257.6	(36.1)%	(30.8)%
Advanced Ceramics	38.7	37.3	3.8%	7.8%	174.8	183.7	(4.8)%	2.9%
Corporate and other	(4.0)	(9.0)	55.6%	57.8%	(21.7)	(43.7)	50.3%	53.8%
Total	$141.0	$195.7	(28.0)%	(26.5)%	$778.9	$862.8	(9.7)%	(4.5)%

(a) The constant currency effect is the translation impact of the change in the average rate of exchange of another currency to the U.S. dollar for the applicable period as compared to the preceding period. The impact primarily relates to the conversion of the Euro to the U.S. dollar. For the three months ended December 31, 2012 and 2011, the average rate of exchange of the Euro to the U.S. dollar is $1.2979 and $1.3477, respectively and for the years ended December 31, 2012 and 2011, the average rate of exchange of the Euro to the U.S. dollar is $1.2864 and $1.3923, respectively.  For further details, see Appendix Table A-1

Fourth Quarter Segment Drivers

Lithium: Net Sales and Adjusted EBITDA increased 13.9% and 9.2%, respectively.

•                  Net sales increased primarily from higher volumes for both lithium carbonate used in battery applications and lithium specialties, and increased selling prices. This was partially offset by the negative impact of currency changes.

•                  Adjusted EBITDA increased primarily from higher net sales, partially offset by higher raw material costs.

Surface Treatment: Net Sales decreased 2.9%, while Adjusted EBITDA increased 7.2%.

•                  Net sales decreased primarily due to lower volumes in Europe, as well as the negative impact of currency changes. This was partially offset by higher selling prices and higher volumes in Asia and the U.S.

•                  Adjusted EBITDA increased due to higher selling prices and lower raw material costs.

Performance Additives: Net Sales and Adjusted EBITDA decreased 10.8% and 36.1%, respectively.

•                  Net sales decreased primarily due to lower North American oil and natural gas drilling volumes and lower coatings and construction volumes in Europe.

•                  Adjusted EBITDA decreased primarily from lower volumes and lower production levels to reduce inventory resulting in lower fixed cost absorption in Color Pigments and Services.

Titanium Dioxide Pigments: Net Sales increased 14.4%, while Adjusted EBITDA decreased 89.6%.

•                  Net sales increased from higher volumes, particularly driven by the acquisition of certain assets of crenox GmbH in July 2012. This was partially offset by lower selling prices and the negative impact of currency changes.

•                  Adjusted EBITDA decreased from lower production levels to reduce inventory resulting in lower fixed cost absorption, higher raw material costs (primarily slag and ilmenite) and lower selling prices, partially offset by lower variable costs.

Advanced Ceramics: Net Sales decreased 0.6%, while Adjusted EBITDA increased 3.8%.

•                  Net sales decreased slightly primarily from the negative impact of currency changes and lower volumes in most applications, partially offset by higher volumes of medical ceramics.

•                  Adjusted EBITDA increased primarily from higher medical ceramic volumes.

Corporate and other: Net Sales decreased 10.4% and Adjusted loss before interest, taxes, depreciation and amortization decreased 55.6%.

•                  Net sales decreased primarily from lower volumes in our metal sulfides business.

•                  Adjusted loss before interest, taxes, depreciation and amortization decreased primarily from lower variable compensation costs.

Outlook

Commenting on the outlook, Mr. Ghasemi said, “Rockwood is very well positioned to benefit from any improvement in the economy. We are optimistic about the performance of our Lithium, Surface Treatment and Advanced Ceramics businesses as we move forward. Our Performance Additives segment is anticipated to benefit from any strengthening of the U.S. housing market. We expect our TiO2 business to have a weak performance in the first half of the year with results improving in the second half should pricing and raw material costs stabilize.”

Conference Call and Webcast

On February 19, 2013 at 10:00 am EST, Rockwood Holdings plans to host its conference call and webcast to discuss these results.

To access this conference call, the dial-in number in the U.S. is (877) 209-9921, and the international dial-in number is (612) 332-0637.  No access code is needed for either call. A listen-only, live webcast of the conference call will also be available at www.rocksp.com. Materials for the call, including the earnings release and presentation, will be available for download on the company’s website on the morning of the call.  For persons unable to listen to the live conference call or webcast, a webcast replay of the call will be available on Rockwood’s website.

Contact:	Nahla A. Azmy
nazmy@rocksp.com
Phone: 609-524-1109

Non-GAAP Financial Measures

This press release includes “non-GAAP financial measures,” such as, a discussion of Adjusted EBITDA, free cash flow and net income/diluted earnings per share from continuing operations excluding certain items. Adjusted EBITDA is not intended to be an alternative to net income as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. All presentations of consolidated Adjusted EBITDA are calculated using the definition set forth in the Company’s senior secured credit agreement as a basis and reflects management’s interpretations thereof.  Adjusted EBITDA, which is referred to under the senior secured credit agreement as “Consolidated EBITDA,” is defined in the senior secured credit agreement as consolidated earnings (which, as defined in the senior secured credit agreement, equals income (loss) before the deduction of income taxes of Rockwood Specialties Group, Inc. and the Restricted Subsidiaries (as such term is defined in the senior secured credit agreement), excluding extraordinary items) plus certain items including interest expense, depreciation expense, amortization expense, extraordinary losses and non-recurring charges, losses on asset sales, less certain items including extraordinary gains and non-recurring gains, non-cash gains and gains on asset sales.  We use Adjusted EBITDA on a consolidated basis to assess our operating performance, to calculate performance-based cash bonuses and determine whether certain performance-based options and restricted stock units vest (as such bonuses, options and restricted stock units are tied to Adjusted EBITDA), and as a liquidity measure. In addition, we use Adjusted EBITDA to determine compliance with our debt covenants. We also use Adjusted EBITDA on a segment basis as the primary measure used by our chief operating decision maker to evaluate the ongoing performance of our business segments and reporting units. A reconciliation of net income attributable to Rockwood Holdings, Inc. shareholders to Adjusted EBITDA is contained in this press release. We strongly urge you to review the reconciliation. In addition, we discuss sales growth in terms of nominal (actual) and net change (nominal less constant currency impacts).

Free cash flow is not intended to be an alternative to cash flows from operating activities as a measure of liquidity. Our presentation of free cash flow is defined as net cash from operating activities of continuing operations, less capital expenditures, net of proceeds from government grants received, and other items (including, among others, the cash impact of adjustments made to Adjusted EBITDA under our senior secured credit agreement). Management believes that free cash flow is meaningful to investors because it provides an additional measure of liquidity. However, a limitation of free cash flow is that it does not represent the total increase or decrease in cash during the period. An additional limitation associated with the use of this measure is that the term “free cash flow” does not have a standardized meaning. Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may provide investors a comparable view of our performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measure, net cash provided by operating activities of continuing operations, with free cash flow within its earnings release and by providing a reconciliation that shows and describes the adjustments made. A reconciliation of net cash provided by operating activities of continuing operations to free cash flow is provided in the accompanying tables.

Neither net income from continuing operations excluding certain items nor diluted earnings per share from continuing operations excluding certain items is intended to be an alternative for net income or diluted earnings per share. Management believes that net income and diluted earnings per share from continuing operations excluding certain items is meaningful to investors because it provides a view of the Company with respect to ongoing operating results. Reconciliations of these non-GAAP financial measures are included herein. These non-GAAP measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies.

Rockwood Holdings, Inc. is a leading global specialty chemicals and advanced materials company. Rockwood has a worldwide employee base of approximately 10,200 people and annual net sales of $3.5 billion in 2012. Rockwood focuses on global niche segments of the specialty chemicals, pigments and additives and advanced materials markets. For more information on Rockwood, please visit www.rocksp.com.

###

The information set forth in this press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the business, operations and financial condition of Rockwood Holdings, Inc. and its subsidiaries and affiliates (“Rockwood”). Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “predicts” and variations of such words or expressions are intended to identify forward-looking statements. Although Rockwood believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. “Forward-looking statements” consist of all non-historical information, including any statements referring to the prospects and future performance of Rockwood. Actual results could differ materially from those projected in Rockwood’s forward-looking statements due to numerous known and unknown risks and uncertainties, including, among other things, the “Risk Factors” described in Rockwood’s periodic reports on file with the Securities and Exchange Commission. Rockwood does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations

(Dollars in millions, except per share amounts; shares in thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2012	2011	2012	2011
Net sales	$829.0	$814.4	$3,506.9	$3,669.3
Cost of products sold	604.6	523.3	2,351.8	2,380.0
Gross profit	224.4	291.1	1,155.1	1,289.3

Selling, general and administrative expenses	155.4	169.4	656.3	707.5
Restructuring and other severance costs	21.6	5.0	45.5	14.5
Operating income	47.4	116.7	453.3	567.3

Other expenses, net:
Interest expense, net (a)	(30.2)	(22.1)	(86.7)	(96.1)
Loss on early extinguishment/modification of debt	(2.3)	—	(14.8)	(16.6)
Foreign exchange (loss) gain on financing activities, net	(2.3)	(0.5)	(9.6)	1.3
Other, net	0.2	0.3	0.1	0.2
Other expenses, net	(34.6)	(22.3)	(111.0)	(111.2)

Income from continuing operations before taxes	12.8	94.4	342.3	456.1
Income tax (benefit) provision (b)	(1.0)	23.4	(55.9)	124.4
Income from continuing operations	13.8	71.0	398.2	331.7
(Loss) income from discontinued operations, net of tax (c)	—	(0.1)	—	120.2
Net income	13.8	70.9	398.2	451.9
Net loss (income) attributable to noncontrolling interest	7.4	(8.0)	(14.7)	(40.6)
Net income attributable to Rockwood Holdings, Inc. shareholders	$21.2	$62.9	$383.5	$411.3

Amounts attributable to Rockwood Holdings, Inc. shareholders:
Income from continuing operations	$21.2	$63.0	$383.5	$291.1
(Loss) income from discontinued operations	—	(0.1)	—	120.2
Net income	$21.2	$62.9	$383.5	$411.3

Basic earnings per share attributable to Rockwood Holdings, Inc. shareholders:
Earnings from continuing operations	$0.27	$0.82	$4.94	$3.80
Earnings from discontinued operations (b)	—	—	—	1.57
Basic earnings per share	$0.27	$0.82	$4.94	$5.37

Diluted earnings per share attributable to Rockwood Holdings, Inc. shareholders:
Earnings from continuing operations	$0.26	$0.79	$4.80	$3.64
Earnings from discontinued operations (b)	—	—	—	1.51
Diluted earnings per share	$0.26	$0.79	$4.80	$5.15

Dividends declared per share of common stock	$0.35	$—	$1.05	$—

Weighted average number of basic shares outstanding	78,032	76,925	77,665	76,555
Weighted average number of diluted shares outstanding	80,073	79,857	79,943	79,865

(a) Interest expense, net includes:

Interest expense on debt, net	$(27.6)	$(20.5)	$(76.4)	$(91.8)
Mark-to-market gains (losses) on interest rate swaps	0.2	(0.5)	(2.3)	0.5
Deferred financing costs	(2.8)	(1.1)	(8.0)	(4.8)
Total	$(30.2)	$(22.1)	$(86.7)	$(96.1)

(b)	Includes the reversal of $2.5 million and $150.0 million of our federal valuation allowance for the three months and year ended December 31, 2012, respectively.
(c)	Primarily relates to the gain on sale of the AlphaGary plastic compounding business.

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

(Dollars in millions, except per share amounts; shares in thousands)

	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$1,273.6	$321.5
Accounts receivable, net	474.3	454.1
Inventories	822.9	674.3
Deferred income taxes	10.6	10.2
Prepaid expenses and other current assets	85.1	75.1
Total current assets	2,666.5	1,535.2
Property, plant and equipment, net	1,715.4	1,618.5
Goodwill	864.8	849.6
Other intangible assets, net	445.8	509.7
Deferred financing costs, net	51.7	14.3
Deferred income taxes	171.8	19.3
Other assets	57.7	41.0
Total assets	$5,973.7	$4,587.6
LIABILITIES
Current liabilities:
Accounts payable	$233.3	$249.1
Income taxes payable	33.1	45.8
Accrued compensation	105.5	161.4
Accrued expenses and other current liabilities	152.0	129.6
Deferred income taxes	3.6	3.8
Long-term debt, current portion	553.7	250.5
Total current liabilities	1,081.2	840.2
Long-term debt	2,198.1	1,437.2
Pension and related liabilities	576.6	450.7
Deferred income taxes	72.0	86.5
Other liabilities	123.6	100.6
Total liabilities	4,051.5	2,915.2
Restricted stock units	12.5	14.0
EQUITY
Rockwood Holdings, Inc. stockholders’ equity:
Common stock ($0.01 par value, 400,000 shares authorized, 78,560 shares issued and 78,466 shares outstanding at December 31, 2012; 400,000 shares authorized, 77,030 shares issued and 76,936 shares outstanding at December 31, 2011)	0.8	0.8
Paid-in capital	1,243.1	1,222.2
Accumulated other comprehensive (loss) income	(14.3)	10.1
Retained earnings	428.4	128.5
Treasury stock, at cost	(1.4)	(1.4)
Total Rockwood Holdings, Inc. stockholders’ equity	1,656.6	1,360.2
Noncontrolling interest	253.1	298.2
Total equity	1,909.7	1,658.4
Total liabilities and equity	$5,973.7	$4,587.6

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Dollars in millions)

	Year ended December 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$398.2	$451.9
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations, net of tax (a)	—	(120.2)
Depreciation and amortization	265.3	267.2
Deferred financing costs amortization	8.0	4.8
Loss on early extinguishment/modification of debt	14.8	16.6
Foreign exchange loss (gain) on financing activities, net	9.6	(1.3)
Fair value adjustment of derivatives	2.3	(0.5)
Bad debt provision	0.7	(0.2)
Stock-based compensation	11.4	12.6
Deferred income taxes	(137.2)	26.3
Restructuring and other	25.1	1.6
Excess tax benefits from stock-based payment arrangements	(3.7)	(4.0)
Changes in assets and liabilities, net of the effect of foreign currency translation and acquisitions:
Accounts receivable	(15.3)	(29.8)
Inventories	(63.2)	(150.8)
Prepaid expenses and other assets	(24.4)	(16.9)
Accounts payable	(6.6)	(2.8)
Income taxes payable	(6.7)	36.4
Accrued expenses and other liabilities	(33.4)	(40.1)
Net cash provided by operating activities of continuing operations	444.9	450.8
Net cash used in operating activities of discontinued operations	(2.7)	(1.8)
Net cash provided by operating activities	442.2	449.0
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures (b)	(286.4)	(279.7)
Acquisitions	(69.2)	(0.8)
Proceeds on sale of assets	2.2	1.1
Net cash used in investing activities of continuing operations	(353.4)	(279.4)
Net cash provided by investing activities of discontinued operations, representing net sale proceeds in 2011	—	300.6
Net cash (used in) provided by investing activities	(353.4)	21.2
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock, net of fees	8.9	14.6
Excess tax benefits from stock-based payment arrangements	3.7	4.0
Payments of long-term debt	(953.4)	(458.1)
Proceeds from long-term debt	1,987.5	—
Loan repayments to noncontrolling shareholders	—	(5.0)
Deferred financing costs	(49.8)	(5.3)
Fees related to early extinguishment/modification of debt	(9.2)	(13.4)
Dividend distributions to shareholders	(81.8)	—
Dividend distributions to noncontrolling shareholder	(47.3)	(19.4)
Net cash provided by (used in) financing activities	858.6	(482.6)
Effect of exchange rate changes on cash and cash equivalents	4.7	(6.8)
Net increase (decrease) in cash and cash equivalents	952.1	(19.2)
Less net decrease in cash and cash equivalents from discontinued operations	—	(16.6)
Increase (decrease) in cash and cash equivalents from continuing operations	952.1	(2.6)
Cash and cash equivalents of continuing operations, beginning of period	321.5	324.1
Cash and cash equivalents of continuing operations, end of period	$1,273.6	$321.5

Supplemental disclosures of cash flow information:
Interest paid	$70.8	$104.3
Income taxes paid, net of refunds	87.9	61.7
Non-cash investing activities:
Acquisition of capital equipment	24.7	35.3

(a) Primarily relates to the gain on sale of the AlphaGary plastic compounding business in January 2011.

(b) Net of government grants of $9.4 million and $16.0 million for the years ended December 31, 2012 and 2011, respectively.

Appendix Table A-1: Segment Net Sales and Adjusted EBITDA

	Three Months Ended				Constant	Constant Currency Basis
	December 31,		Total	Total	Currency	Net	Net
($ in millions)	2012	2011	Change in $	Change in %	Effect in $ (a)	Change in $	Change in %
Net Sales:
Lithium	$119.1	$104.6	$14.5	13.9%	$(2.1)	$16.6	15.9%
Surface Treatment	175.5	180.7	(5.2)	(2.9)	(2.8)	(2.4)	(1.3)
Performance Additives	151.4	169.7	(18.3)	(10.8)	(0.9)	(17.4)	(10.3)
Titanium Dioxide Pigments	223.0	195.0	28.0	14.4	(9.4)	37.4	19.2
Advanced Ceramics	129.0	129.8	(0.8)	(0.6)	(4.3)	3.5	2.7
Corporate and other (b)	31.0	34.6	(3.6)	(10.4)	(1.4)	(2.2)	(6.4)
Total	$829.0	$814.4	$14.6	1.8%	$(20.9)	$35.5	4.4%

	Three Months Ended				Constant	Constant Currency Basis
	December 31,		Total	Total	Currency	Net	Net
($ in millions)	2012	2011	Change in $	Change in %	Effect in $ (a)	Change in $	Change in %
Adjusted EBITDA:
Lithium	$44.0	$40.3	$3.7	9.2%	$(0.5)	$4.2	10.4%
Surface Treatment	38.6	36.0	2.6	7.2	(0.3)	2.9	8.1
Performance Additives	17.0	26.6	(9.6)	(36.1)	(0.1)	(9.5)	(35.7)
Titanium Dioxide Pigments	6.7	64.5	(57.8)	(89.6)	(0.2)	(57.6)	(89.3)
Advanced Ceramics	38.7	37.3	1.4	3.8	(1.5)	2.9	7.8
Corporate and other (b)	(4.0)	(9.0)	5.0	55.6	(0.2)	5.2	57.8
Total	$141.0	$195.7	$(54.7)	(28.0)%	$(2.8)	$(51.9)	(26.5)%

	Year Ended				Constant	Constant Currency Basis
	December 31,		Total	Total	Currency	Net	Net
($ in millions)	2012	2011	Change in $	Change in %	Effect in $ (a)	Change in $	Change in %
Net Sales:
Lithium	$474.4	$456.5	$17.9	3.9%	$(16.4)	$34.3	7.5%
Surface Treatment	723.2	743.2	(20.0)	(2.7)	(39.4)	19.4	2.6
Performance Additives	731.5	784.4	(52.9)	(6.7)	(15.8)	(37.1)	(4.7)
Titanium Dioxide Pigments	889.4	930.4	(41.0)	(4.4)	(73.8)	32.8	3.5
Advanced Ceramics	546.7	585.1	(38.4)	(6.6)	(40.1)	1.7	0.3
Corporate and other (b)	141.7	169.7	(28.0)	(16.5)	(11.9)	(16.1)	(9.5)
Total	$3,506.9	$3,669.3	$(162.4)	(4.4)%	$(197.4)	$35.0	1.0%

	Year Ended				Constant	Constant Currency Basis
	December 31,		Total	Total	Currency	Net	Net
($ in millions)	2012	2011	Change in $	Change in %	Effect in $ (a)	Change in $	Change in %
Adjusted EBITDA:
Lithium	$181.9	$170.2	$11.7	6.9%	$(5.4)	$17.1	10.0%
Surface Treatment	155.2	151.0	4.2	2.8	(7.1)	11.3	7.5
Performance Additives	124.0	144.0	(20.0)	(13.9)	(3.2)	(16.8)	(11.7)
Titanium Dioxide Pigments	164.7	257.6	(92.9)	(36.1)	(13.6)	(79.3)	(30.8)
Advanced Ceramics	174.8	183.7	(8.9)	(4.8)	(14.2)	5.3	2.9
Corporate and other (b)	(21.7)	(43.7)	22.0	50.3	(1.5)	23.5	53.8
Total	$778.9	$862.8	$(83.9)	(9.7)%	$(45.0)	$(38.9)	(4.5)%

(a) The constant currency effect is the translation impact of the change in the average rate of exchange of another currency to the U.S. dollar for the applicable period as compared to the preceding period. The impact primarily relates to the conversion of the Euro to the U.S. dollar. For the three months ended December 31, 2012 and 2011, the average rate of exchange of the Euro to the U.S. dollar is $1.2979 and $1.3477, respectively and for the years ended December 31, 2012 and 2011, the average rate of exchange of the Euro to the U.S. dollar is $1.2864 and $1.3923, respectively.

(b) Corporate and other includes the results of operations of the metal sulfides business, rubber/thermoplastics compounding business and the wafer reclaim business, as well as the costs of operating the Company’s corporate offices.

Appendix Table A-2: Reconciliation of Income (Loss) from Continuing Operations before Taxes to Adjusted EBITDA by Segment

				Titanium
		Surface	Performance	Dioxide
($ in millions)	Lithium	Treatment	Additives	Pigments
Three months ended December 31, 2012

Income (loss) from continuing operations before taxes	$14.2	$22.1	$(1.3)	$(26.2)
Interest expense, net	0.7	3.8	1.4	7.2
Depreciation and amortization	11.6	8.3	14.3	19.2
Restructuring and other severance costs	12.7	3.6	2.0	1.8
Systems/organization establishment expenses	0.2	0.8	—	0.3
Acquisition and disposal costs	—	0.1	—	0.1
Acquisition method inventory charges	—	—	—	3.3
Loss on early extinguishment/modification of debt	0.4	—	0.3	—
Foreign exchange loss (gain) on financing activities, net	4.2	(0.1)	—	—
Other	—	—	0.3	1.0
Total Adjusted EBITDA	$44.0	$38.6	$17.0	$6.7

	Advanced	Corporate and
($ in millions)	Ceramics	other	Consolidated
Three months ended December 31, 2012

Income (loss) from continuing operations before taxes	$18.9	$(14.9)	$12.8
Interest expense, net	3.5	13.6	30.2
Depreciation and amortization	13.2	2.3	68.9
Restructuring and other severance costs	1.5	—	21.6
Systems/organization establishment expenses	—	0.1	1.4
Acquisition and disposal costs	1.1	(4.1)	(2.8)
Acquisition method inventory charges	—	—	3.3
Loss on early extinguishment/modification of debt	0.5	1.1	2.3
Foreign exchange loss (gain) on financing activities, net	(0.1)	(1.7)	2.3
Other	0.1	(0.4)	1.0
Total Adjusted EBITDA	$38.7	$(4.0)	$141.0

				Titanium
		Surface	Performance	Dioxide
($ in millions)	Lithium	Treatment	Additives	Pigments
Three months ended December 31, 2011

Income (loss) from continuing operations before taxes	$27.1	$20.1	$7.9	$37.1
Interest expense, net	1.3	4.6	2.2	3.5
Depreciation and amortization	10.7	7.5	15.1	18.3
Restructuring and other severance costs	0.8	3.4	0.4	—
Systems/organization establishment expenses	—	0.4	0.1	4.7
Foreign exchange (gain) loss on financing activities, net	0.5	0.2	(0.1)	—
Other	(0.1)	(0.2)	1.0	0.9
Total Adjusted EBITDA	$40.3	$36.0	$26.6	$64.5

	Advanced	Corporate and
($ in millions)	Ceramics	other	Consolidated
Three months ended December 31, 2011

Income (loss) from continuing operations before taxes	$18.6	$(16.4)	$94.4
Interest expense, net	4.8	5.7	22.1
Depreciation and amortization	13.3	2.1	67.0
Restructuring and other severance costs	0.2	0.2	5.0
Systems/organization establishment expenses	—	—	5.2
Foreign exchange (gain) loss on financing activities, net	—	(0.1)	0.5
Other	0.4	(0.5)	1.5
Total Adjusted EBITDA	$37.3	$(9.0)	$195.7

Appendix Table A-3: Reconciliation of Income (Loss) from Continuing Operations before Taxes to Adjusted EBITDA by Segment

				Titanium
		Surface	Performance	Dioxide
($ in millions)	Lithium	Treatment	Additives	Pigments
Year ended December 31, 2012

Income (loss) from continuing operations before taxes	$98.8	$91.6	$49.5	$56.2
Interest expense, net	3.3	15.6	6.6	22.6
Depreciation and amortization	44.2	31.9	59.0	70.6
Restructuring and other severance costs	26.1	8.0	6.9	1.8
Systems/organization establishment expenses	0.6	1.4	0.2	2.2
Acquisition and disposal costs	—	0.2	—	2.2
Acquisition method inventory charges	—	—	—	3.3
Loss on early extinguishment/modification of debt	2.6	3.0	1.2	2.8
Foreign exchange loss (gain) on financing activities, net	6.2	3.0	(0.1)	—
Other	0.1	0.5	0.7	3.0
Total Adjusted EBITDA	$181.9	$155.2	$124.0	$164.7

	Advanced	Corporate and
($ in millions)	Ceramics	other	Consolidated
Year ended December 31, 2012

Income (loss) from continuing operations before taxes	$104.8	$(58.6)	$342.3
Interest expense, net	14.5	24.1	86.7
Depreciation and amortization	51.0	8.6	265.3
Restructuring and other severance costs	2.5	0.2	45.5
Systems/organization establishment expenses	—	0.1	4.5
Acquisition and disposal costs	1.1	(2.3)	1.2
Acquisition method inventory charges	—	—	3.3
Loss on early extinguishment/modification of debt	1.2	4.0	14.8
Foreign exchange loss (gain) on financing activities, net	(0.6)	1.1	9.6
Other	0.3	1.1	5.7
Total Adjusted EBITDA	$174.8	$(21.7)	$778.9

				Titanium
		Surface	Performance	Dioxide
($ in millions)	Lithium	Treatment	Additives	Pigments
Year ended December 31, 2011

Income (loss) from continuing operations before taxes	$118.0	$80.3	$69.7	$163.7
Interest expense, net	7.4	20.6	9.1	12.7
Depreciation and amortization	41.4	33.1	58.4	71.9
Restructuring and other severance costs	3.2	8.0	2.3	—
Systems/organization establishment expenses	—	0.8	0.7	5.0
Acquisition and disposal costs	—	0.1	—	—
Loss on early extinguishment/modification of debt	2.9	4.8	1.7	—
Foreign exchange (gain) loss on financing activities, net	(2.8)	3.0	1.1	—
Other	0.1	0.3	1.0	4.3
Total Adjusted EBITDA	$170.2	$151.0	$144.0	$257.6

	Advanced	Corporate and
($ in millions)	Ceramics	other	Consolidated
Year ended December 31, 2011

Income (loss) from continuing operations before taxes	$102.2	$(77.8)	$456.1
Interest expense, net	21.6	24.7	96.1
Depreciation and amortization	53.7	8.7	267.2
Restructuring and other severance costs	0.7	0.3	14.5
Systems/organization establishment expenses	—	—	6.5
Acquisition and disposal costs	0.1	0.2	0.4
Loss on early extinguishment/modification of debt	4.0	3.2	16.6
Foreign exchange (gain) loss on financing activities, net	0.8	(3.4)	(1.3)
Other	0.6	0.4	6.7
Total Adjusted EBITDA	$183.7	$(43.7)	$862.8

Appendix Table A-4: Consolidated Reconciliation of Net Income to Adjusted EBITDA by Segment

	Three Months Ended		Year Ended
	December 31,		December 31,
($ in millions)	2012	2011	2012	2011
Net income attributable to Rockwood Holdings, Inc. shareholders	$21.2	$62.9	$383.5	$411.3
Net (loss) income attributable to noncontrolling interest	(7.4)	8.0	14.7	40.6
Net income	13.8	70.9	398.2	451.9
Income tax (benefit) provision	(1.0)	23.4	(55.9)	124.4
Loss (income) from discontinued operations, net of tax (a)	—	0.1	—	(120.2)
Income from continuing operations before taxes	12.8	94.4	342.3	456.1
Interest expense, net	30.2	22.1	86.7	96.1
Depreciation and amortization	68.9	67.0	265.3	267.2
Restructuring and other severance costs	21.6	5.0	45.5	14.5
Systems/organization establishment expenses	1.4	5.2	4.5	6.5
Acquisition and disposal costs	(2.8)	—	1.2	0.4
Acquisition method inventory charges	3.3	—	3.3	—
Loss on early extinguishment/modification of debt	2.3	—	14.8	16.6
Foreign exchange loss (gain) on financing activities, net	2.3	0.5	9.6	(1.3)
Other	1.0	1.5	5.7	6.7
Total Adjusted EBITDA	$141.0	$195.7	$778.9	$862.8

(a) Primarily relates to the gain on sale of the AlphaGary plastic compounding business.

Appendix Table A-5: Reconciliation of Net Cash Provided by Operating Activities From Continuing Operations to Adjusted EBITDA

	Year ended
	December 31,
($ in millions)	2012	2011
Net cash provided by operating activities from continuing operations	$444.9	$450.8
Changes in assets and liabilities, net of the effect of foreign currency translation and acquisitions	116.8	191.4
Current portion of income tax provision	81.3	98.1
Interest expense, net, excluding amortization of deferred financing costs and unrealized losses/gains on derivatives	76.4	91.8
Restructuring and other severance costs	45.5	14.5
Systems/organization establishment expenses	4.5	6.5
Acquisition and disposal costs	1.2	0.4
Acquisition method inventory charges	3.3	—
Bad debt provision	(0.7)	0.2
Other	5.7	9.1
Total Adjusted EBITDA	$778.9	$862.8

Appendix Table A-6: Reconciliation of Net Cash Provided by Operating Activities of Continuing Operations to Free Cash Flow

	Three months ended	Six months ended
($ in millions)	December 31, 2012	December 31, 2012
Net cash provided by operating activities of continuing operations	$153.3	$296.4
Capital expenditures, net of government grants received	(71.1)	(142.4)
Restructuring charges	3.9	8.7
Excess tax benefit from stock-based payment arrangements	2.3	2.3
Other (a)	(1.3)	3.3
Free Cash Flow	$87.1	$168.3

(a) Represents the cash impact of adjustments made to EBITDA under our senior secured credit agreement, which include fees incurred in connection with the acquisition of certain business assets, particularly crenox GmbH.

Appendix Table A-7: Consolidated Reconciliation of Net Income/Diluted Earnings Per Share from Continuing Operations as Reported to Net Income/Diluted Earnings Per Share from Continuing Operations as Adjusted ($ in millions, except per share amounts; shares in thousands)

	Three Months Ended		Three Months Ended
	December 31, 2012		December 31, 2011
	Net Income from	Diluted EPS from	Net Income from	Diluted EPS from
	Continuing Operations	Continuing Operations	Continuing Operations	Continuing Operations
As reported	$21.2	$0.26	$63.0	$0.79

Adjustments to expenses from continuing operations:
Restructuring and other severance costs	21.0	0.26	5.0	0.06
Impact of tax related items	4.6	0.06	—	—
Loss on early extinguishment/modification of debt	2.2	0.03	—	—
Foreign exchange loss on financing activities, net	1.6	0.02	0.3	0.01
Acquisition method inventory charges	1.4	0.02	—	—
Mark-to-market interest rate swap loss	—	—	0.2	—
Systems/organization establishment expenses	1.2	0.01	2.5	0.03
Other	0.2	—	1.7	0.02
Subtotal	32.2	0.40	9.7	0.12

Adjustments to income from continuing operations:
Federal tax benefit on net operating loss	(9.3)	(0.12)	—	—
Acquisition and disposal costs	(3.5)	(0.04)	—	—
Valuation allowance reversal	(2.5)	(0.03)	—	—
Mark-to-market interest rate swap gain	(0.1)	—	—	—
Other	—	—	—	—
Subtotal	(15.4)	(0.19)	—	—

Total adjustments (a)	16.8	0.21	9.7	0.12

As adjusted	$38.0	$0.47	$72.7	$0.91

Weighted average number of diluted shares outstanding		80,073		79,857

(a) The tax effects of the adjustments are benefits of $11.5 million and $1.7 million for the three months ended December 31, 2012 and 2011, respectively, based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred, adjusted for the impact of certain valuation allowances.

Appendix Table A-8: Consolidated Reconciliation of Net Income/Diluted Earnings Per Share from Continuing Operations as Reported to Net Income/Diluted Earnings Per Share from Continuing Operations as Adjusted ($ in millions, except per share amounts; shares in thousands)

	Year Ended		Year Ended
	December 31, 2012		December 31, 2011
	Net Income from	Diluted EPS from	Net Income from	Diluted EPS from
	Continuing Operations	Continuing Operations	Continuing Operations	Continuing Operations
As reported	$383.5	$4.80	$291.1	$3.64

Adjustments to expenses from continuing operations:
Restructuring and other severance costs	43.9	0.55	12.5	0.16
Loss on early extinguishment/modification of debt	11.2	0.14	13.5	0.17
Foreign exchange loss on financing activities, net	8.0	0.10	—	—
Impact of tax related items	7.5	0.09	—	—
Systems/organization establishment expenses	2.7	0.04	3.4	0.04
Acquisition method inventory charges	1.4	0.02	—	—
Mark-to-market interest rate swap loss	1.0	0.01	—	—
Other	3.3	0.04	4.8	0.06
Subtotal	79.0	0.99	34.2	0.43

Adjustments to income from continuing operations:
Valuation allowance reversal	(141.5)	(1.77)	—	—
Federal tax benefit on net operating loss	(9.3)	(0.12)	—	—
Acquisition and disposal costs	(0.7)	(0.01)	—	—
Mark-to-market interest rate swap gain	—	—	(1.4)	(0.02)
Foreign exchange gain on financing activities, net	—	—	(2.7)	(0.03)
Subtotal	(151.5)	(1.90)	(4.1)	(0.05)

Total adjustments (a)	(72.5)	(0.91)	30.1	0.38

As adjusted	$311.0	$3.89	$321.2	$4.02

Weighted average number of diluted shares outstanding		79,943		79,865

(a) The tax effects of the adjustments are benefits of $158.2 million and $9.6 million for the years ended December 31, 2012 and 2011, respectively, based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred, adjusted for the impact of certain valuation allowances.